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                                                                 EXHIBIT 10.5(b)



                              AMENDMENT NUMBER TWO
                                     TO THE
                           FREMONT GENERAL CORPORATION
                          SUPPLEMENTAL RETIREMENT PLAN


        Effective January 1, 1998, the Fremont General Corporation Supplemental Retirement Plan, (the "Supplemental Plan") originally effective September 30, 1990 and last restated, in its entirety, effective January 1, 1997, is amended as follows:

        FIRST: Paragraph (g) of Section 2.1 of the Supplemental Plan is hereby amended in its entirety to read as follows:

        "(g)     Compensation means all of an Employee's W-2 wages as defined in
                 Section 3401(a) of the Code for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code). Notwithstanding the foregoing, Compensation shall not include FICA paid by the Employer with respect to nonqualified deferred compensation or retirement plans, Rideshare payments, relocation payments, Excess/SRP distributions, amounts realized from the exercise of nonqualified stock options or when restricted stock held by an employee is no longer subject to substantial risk of forfeiture, meals, moving expense payments, fringe car payments, referral awards, parking, recognition awards and nonperformance based bonuses including holiday


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                 bonuses, hiring bonuses and travel incentive bonuses.
                 Compensation shall include only that Compensation which is actually paid to, or accrued on behalf of, a Participant during the Plan Year, Compensation shall also include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Participant under Sections 125, 402(e)(3), 402(h) or 403(b) of the Code."

        SECOND: Paragraph (1) of Section 2.1 of the Supplemental Plan is hereby amended in its entirety to read as follows:

        "(1) "ESOP Excess Contributions" shall mean Company contributions to the Supplemental Plan pursuant to Paragraph 4.1(c) that are intended to compensate Participants for benefits lost under the ESOP as a result of the application of Sections 415 and 401(a)(17) of the Code. For each Participant, the ESOP Excess Contribution shall be based on the difference between the value (as a percentage of Compensation) of Employer Stock allocated to the accounts of ESOP Participants whose ESOP Benefit is not limited by Section 415 or Section 401(a)(17) of the Code, and the value (as a percentage of Compensation) of Employer Stock allocated to the accounts of ESOP Participants who also are Participants in the Supplemental Plan and whose ESOP benefit is limited by Section 415 or Section 401(a)(17) of the Code, reduced, however, by that portion of such difference allocated to a



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                 Participant's account under the Fremont General Corporation
                 Excess Benefit Plan."

        THIRD: The following subparagraph (c) is hereby added to Section 3.1 of the Supplemental Plan:

        "(c) Notwithstanding anything to the contrary in this instrument, any employee (i) whose base salary plus auto allowance is equal to or greater than the amount defined in Section 414(q) of the Code, as adjusted, and (ii) who would be eligible to receive an ESOP Excess Contribution if he or she were a Participant under this Supplemental Plan, but who does not otherwise satisfy the definition of a "Management Employee" under paragraph (o) of
                 Section 2.1 above, shall Participate in the Supplemental Plan as of the first day of the Plan Year in which the requirements of (i) and (ii) above of this paragraph are met. Notwithstanding any of the foregoing to the contrary, such "Special SRP Participant" shall be entitled to receive an ESOP Excess Contribution pursuant to Section 4.1(c) below; provided, however, and solely with respect to a Special SRP Participant, the ESOP Excess Contribution shall be determined in accordance with Section 2.1(l) above, but shall be limited to that portion of such ESOP Excess Contribution attributable to benefits lost under the ESOP as a result of Section 415(d) of the Code. A Special Participant shall not be entitled to make a Deferral Contribution or to receive any other



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                 contributions under Sections 3.2, 3.3, and 4.1 below, but shall be deemed a "Participant" for all other purposes under the Supplemental Plan."

DATED: DECEMBER 21, 1998

                                   FREMONT GENERAL CORPORATION


                                   BY
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